UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2016
 Alarm.com Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37461	26-4247032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8281 Greensboro Drive, Suite 100 Tysons, Virginia	22102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (877) 389-4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2016 Bonus Plan

(e) On May 3, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Alarm.com Holdings, Inc. (the “Company”) approved the adoption of the Alarm.com Holdings Inc. 2016 Executive Bonus Plan (the “Bonus Plan”) for the Company’s executive employees, including its named executive officers. The Bonus Plan is designed to award cash incentive payments for performance in 2016 to participants based on the Company’s achievement of certain performance goals set by the Compensation Committee.

The Bonus Plan includes a three-tiered program for cash incentive payments to the Company’s named executive officers. The first tier provides for cash incentive payments to the Company’s named executive officers based on the Company’s SaaS and license revenue during the fiscal year 2016 as compared to a pre-established 2016 SaaS and license revenue target. The second tier provides for cash incentive payments to the Company’s named executive officers based on the Company’s net income before interest and other (expense) / income, net, provision for income taxes, amortization and depreciation expense, stock-based compensation expense, goodwill and intangible impairment charges, changes in fair value of acquisition related contingent liabilities and legal costs incurred in connection with certain intellectual property litigation (“Adjusted EBITDA”) during the fiscal year 2016 as compared to a pre-established 2016 Adjusted EBITDA target. The third tier contemplates cash incentive payments to the Company’s named executive officers based on the individual performance of each officer, to be awarded, in each case, at the discretion of the Compensation Committee, with input from the Company’s Chief Executive Officer, except as to his own performance.

Each named executive officer participating in the Bonus Plan has been assigned an annual cash target. The annual cash targets for Stephen Trundle, the Company’s Chief Executive Officer, Jeffrey Bedell, the Company’s Chief Strategy and Innovation Officer, and Daniel Kerzner, the Company’s Chief Product Officer, are each set at $250,000.

The Compensation Committee increased Mr. Kerzner’s annual cash target under the Bonus Plan from $200,000 to $250,000 and, in exchange, the Company and Mr. Kerzner agreed to eliminate Mr. Kerzner’s additional annual bonus eligibility of $50,000 outside of the Bonus Plan.

The foregoing description of the terms of the Bonus Plan is qualified in its entirety by reference to the Bonus Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Alarm.com Holdings, Inc. 2016 Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alarm.com Holdings, Inc.

Date: May 9, 2016                    By:    /s/ Stephen Trundle
Stephen Trundle
Chief Executive Officer

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